Exhibit 1.1

17,000,000 Depositary Shares

KeyCorp

Each Representing 1/40th Ownership Interest

in a Share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F

Underwriting Agreement

July 23, 2018

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule II hereto

Ladies and Gentlemen:

KeyCorp, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue or cause to be issued and sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 17,000,000 Depositary Shares (the “Shares”), each representing 1/40th ownership interest in a share of the Company’s Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series F, $1.00 par value per share, with a liquidation preference of $1,000 per share (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares that are to be issued by Computershare Trust Company, N.A. and Computershare Inc. jointly (the “Depositary”), under a deposit agreement, to be dated as of July 30, 2018 (the “Deposit Agreement”), by and between the Company and the Depositary. For purposes of this Underwriting Agreement (the “Agreement”), “Depositary Shares” means the depositary shares, each representing 1/40th ownership interest in a share of the Preferred Stock.

1. Representations and Warranties. The Company (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-218629) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, any request on the part of the Commission for additional information with respect to such registration statement has been complied with, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Pricing Prospectus, as supplemented by the final term sheet in a form approved by the Representatives and specified in Annex I hereto (the “Final Term Sheet”), prepared and filed pursuant to Section 5(a) hereof, and each Issuer Free Writing Prospectus (as defined below), taken together are hereinafter collectively called the “Disclosure Package”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 3:58 p.m. (New York City time) on the date of this Agreement. The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, comply, or will comply, as the case may be, in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (including but not limited to those relating to eXtensible Business Reporting Language), and none of such documents, when read together with the other information in the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Basic Prospectus and the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, and as of the applicable filing date and as of the Time of Delivery (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that clause (ii) of this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(f) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, in Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (D) at the Applicable Time, the Company was or is, as the case may be, a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) (A) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (B) at the Applicable Time, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act, without taking into account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.” The Company agrees to pay any fees required by the Commission relating to the Shares within the time required by Rule 456(b) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(g) The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; (ii) KeyBank National Association, its national bank subsidiary, is duly organized and in good standing and is a validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; each of its other “significant subsidiaries”, as defined in Regulation S-X, is duly organized and in good standing and is validly existing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to conduct its business; and (iii) all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to any subsidiary that is a national bank, as provided by Section 55 of Title 12 of the United States Code).

(i) The Deposit Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and the Shares are entitled to the benefits of the Deposit Agreement; and such Deposit Agreement will conform to the description thereof in the Disclosure Package and the Prospectus.

(j) The Preferred Stock to be issued by the Company underlying the Shares to be sold by the Company to the Underwriters hereunder and the Shares have been duly and validly authorized and, when the Preferred Stock is issued and delivered in accordance with the terms of the Deposit Agreement, it will be duly and validly issued and fully paid and non-assessable; all corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Shares and sale of the Shares has been validly and sufficiently taken, and upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, the Shares will be duly and validly issued and will represent legal and valid interests in the Preferred Stock and the persons in whose name the Shares are registered will be entitled to the rights specified in the Deposit Agreement and the Depositary Receipts; the Preferred Stock and Shares will conform to the descriptions of the Preferred Stock and Shares, respectively, contained in the Disclosure Package and the Prospectus. Neither the Preferred Stock nor the Shares shall be subject to preemptive or other similar rights.

(k) The Company has an authorized capitalization as set forth in the Disclosure Package and all outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Other than as set forth in the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of its subsidiaries is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice. The capital stock of the Company conforms to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(l) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; this Agreement and the Deposit Agreement do not require any consent, approval, authorization or order of any court or governmental agency, that has not been obtained or as may be required under state blue sky laws; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the compliance with the provisions hereof and under the Deposit Agreement by the Company and the consummation of the transactions contemplated herein and under the Deposit Agreement (i) have been duly authorized by all necessary corporate action, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (iii) will not result in a material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries, taken as a whole (in any such case, a “Material Adverse Effect”), and (iv) will not result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree. No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as may be required under the Securities Act or the rules and regulations of the Commission thereunder, all of which have been obtained, or such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Certificate of Amendment for the Preferred Stock has been duly authorized and executed by the Company. The form of certificate representing the Preferred Stock complies with the requirements of law of the State of Ohio, the Company’s Second Amended and Restated Articles of Incorporation, as amended, and its Second Amended and Restated Regulations.

(o) The statements set forth in the Disclosure Package and Prospectus under the captions “Description of Capital Stock,” “Description of Series F Preferred Stock” and “Description of Depositary Shares,” are accurate, complete and fair summaries of the matters referred to therein in all material respects.

(p) To the knowledge of the Company and except as set forth in the Registration Statement, Disclosure Package and Prospectus, there is no threatened action, suit or proceeding that could reasonably be expected to result in a Material Adverse Effect.

(q) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus.

(r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(s) Immediately after any sale of Shares by the Company hereunder, the aggregate amount of Shares which shall have been issued and sold by the Company hereunder and of any securities of the Company (other than the Shares) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.

(t) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA) or the U.K. Bribery Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the U.K. Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(u) To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(x) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Disclosure Package and the Prospectus.

(y) There is and has been no failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(z) To the knowledge of the Company, the Company and its subsidiaries are each in compliance with all laws administered by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect.

2. Sale, Purchase and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth opposite the name of such Underwriter in Schedule II hereto at a purchase price of (i) $24.2125 per Share in the case of Shares sold to retail investors and (ii) $24.75 per Share in the case of Shares sold to institutional investors.

3. The Offering. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. Settlement.

(a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on July 30, 2018 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at any Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at the offices of Jones Day, 250 Vesey Street, New York, New York 10281, at 11:00 A.M., New York City time, and the Shares will be delivered at the Designated Office, at the Time of Delivery. At the request of any party hereto, on the Business Day immediately preceding the Time of Delivery, the final drafts of the documents to be delivered pursuant to the preceding sentence will be available in electronic format for review by the parties hereto.

5. Covenants of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, including but not limited to the Final Term Sheet; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof.

(c) To endeavor, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Representatives may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(d) Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in The City of New York in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) To make generally available to its security holders (as defined in Rule 158 under the Securities Act), as soon as practicable, but not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”.

(g) During a period of 30 days from the date of the Prospectus, to not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any preferred securities issued or guaranteed by the Company, any securities that are substantially similar to the Preferred Stock or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares or substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Depositary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Stock and Depositary Shares to be sold hereunder.

(h) To use its best efforts to list the Shares on the New York Stock Exchange (the “NYSE”) within the 30 day period after the initial delivery of the Shares and to maintain such listing.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to any issue of Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433;

(a) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and

(b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives for use therein.

7. Costs and Expenses. The Company covenants and agrees with each Underwriter that the Company will, whether or not any sale of the Shares is consummated, pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Shares; (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Disclosure Package, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (iii) the fees and disbursements of the Company’s counsel and accountants and of the Transfer Agent and the Depositary and their respective counsel; (iv) incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters (or such Underwriter) and their disbursements); (v) in connection with the listing of the Shares on any stock exchange; (vi) related to any filing, if any, with the Financial Industry Regulatory Authority (including up to $5,000 of fees of counsel for the Underwriters and their disbursements); (vii) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement the Deposit Agreement, the Disclosure Package, any blue sky memoranda and any legal investment survey and the furnishing to the Underwriters copies of the Registration Statement, the Disclosure Package and the Prospectus, including mailing and shipping, as herein provided; (viii) payable to rating agencies in connection with the rating of the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Section 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b) Jones Day, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) The General Counsel, any Deputy General Counsel to the Company and/or Squire Patton Boggs (US) LLP, counsel to the Company, shall have furnished to the Underwriters such written opinion or opinions and a “10b-5 negative assurance letter,” each dated the Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request.

(d) On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(e) At any time prior to the Time of Delivery, there shall not have occurred any of the following: (i) since the Applicable Time or since the respective dates as of which information is given in the Disclosure Package, in the judgment of the Representatives, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities, any declaration of war or other national or international calamity or crisis, any major act of terrorism against the United States, the effect of which shall be such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange or in any over-the-counter market, or trading generally on either the NASDAQ Stock Market or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) a banking moratorium shall have been declared by either federal, New York or Ohio authorities, or (iv) there is a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) the rating assigned by any nationally recognized securities rating agency to any securities of the Company as of the Applicable Time shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed under surveillance or review, other than with positive implications, its rating of securities of the Company, or (vi) there shall exist any facts that would cause the Disclosure Package or any amendments thereto or supplements thereof, at the time it was required to be delivered to a purchaser of Shares, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(f) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

(g) The Certificate of Amendment for the Preferred Stock shall have been duly filed with the Secretary of State of the State of Ohio and the Representatives shall have received, prior to the Time of Delivery, satisfactory evidence of the filing of the Certificate of Amendment for the Preferred Stock.

(h) At the Time of Delivery, the Underwriters shall have received a certificate of the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, the General Counsel, any Vice President or any Assistant Secretary, and by Treasurer or the principal financial or accounting officer, dated as of the Time of Delivery, to the effect that (i) since the last date for which summary financial information is set forth in the Disclosure Package, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(i) [Reserved].

(j) The Company shall have furnished to the Representative such further certificates and documents as such Representatives may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such person or entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such person or entity for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any such person or entity through the Representatives specifically for use therein.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company and each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such person or entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, and will reimburse such person or entity for any legal or other expenses reasonably incurred by such person or entity in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (and the reasonable fees and expenses of one such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares to which such losses, claims, damages or liabilities relate or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares to which such losses, claims, damages or liabilities relate (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Underwriters from the purchase and resale, or underwriting, of such Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the commissions at which the Shares underwritten by it and distributed to the public to which such losses, claims, damages or liabilities relate were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

10. Default.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from any liability it may have to the Company or any non-defaulting Underwriter for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives at the addresses specified in Schedule I hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to 127 Public Square, Cleveland, Ohio 44114, Attention: Secretary and General Counsel (Telephone Number: 216-689-6300; Facsimile Number: 216-689-4121) with a copy to: the Deputy General Counsel (Facsimile Number: 216-689-4121. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or any Underwriter and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement and the transactions contemplated hereby are arm’s-length commercial transactions among the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each of the Underwriters is acting solely as a principal and not the agent or fiduciary of the Company, (iii) none of the Underwriters has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters may be engaged in a broad range of transactions that involve interests that differ from the Company and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the acceptance of this letter by the Representatives on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

KEYCORP

By:	/s/ Donald R. Kimble
Name:	Donald R. Kimble
Title:	Chief Financial Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John Binnie
Name:	John Binnie
Title:	Vice Chairman

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eric Peiffer
Name:	Eric Peiffer
Title:	Managing Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael M. Fiumara
Name:	Raffael M. Fiumara
Title:	Vice President

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

UBS SECURITIES LLC

By:	/s/ James Anderson
Name:	James Anderson
Title:	Executive Director

By:	/s/ Mehati Mand
Name:	Mehati Mand
Title:	Executive Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

By:	/s/ Mark A. Boltz
Name:	Mark A. Boltz
Title:	Managing Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

(a)	Representatives

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attn: Debt Syndicate

Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attn: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York

10179Tel: 212-834-4533

Fax: 212-834-6081

Attn: Investment Grade Syndicate Desk

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114-1306

Tel: 866-227-6479

Fax: 216-689-0976

Attn: Debt Syndicate

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

SCHEDULE II

Underwriters	Total Number of Shares to be Purchased
Morgan Stanley & Co. LLC	3,060,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,060,000
Goldman Sachs & Co. LLC	1,360,000
J.P. Morgan Securities LLC	1,360,000
KeyBanc Capital Markets Inc.	1,360,000
UBS Securities LLC	3,060,000
Wells Fargo Securities, LLC	3,060,000
Credit Suisse Securities (USA) LLC	340,000
RBC Capital Markets, LLC	340,000
Total	17,000,000

ANNEX 1

Final Term Sheet, dated July 23, 2018, and filed by the Company with the Commission.

Term Sheet

17,000,000 Depositary Shares Each Representing a 1/40th Ownership Interest

in a Share of Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series F

Issuer:	KeyCorp (Ticker: KEY)

Security:	Depositary Shares Each Representing a 1/40th Ownership Interest in a Share of Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”)

Size:	$425,000,000 (17,000,000 depositary shares)

Maturity:	Perpetual

Expected Ratings*:	[intentionally omitted]

Liquidation Preference: Dividend Rate (Non-Cumulative):	$1,000 per share of preferred stock (equivalent to $25.00 per depositary share) Dividends will be calculated at a fixed annual rate of 5.650% of the $1,000 per share liquidation preference per annum, payable on a non-cumulative basis only when, as and if declared by the board of directors.

Dividend Payment Date:	15th day of March, June, September and December, commencing on December 15, 2018, in each case when, as and if declared by the Issuer’s board of directors or any duly authorized committee of the Issuer’s board of directors.

Record Date:	The 15th calendar day before the related dividend payment date (provided, however, if any such date is not a business day, then the record date will be the next succeeding day that is a business day) or such other date as determined by the Issuer’s board of directors or any duly authorized committee of the board of directors.

Optional Redemption:

On December 15, 2023, or any dividend payment date thereafter, the Series F Preferred Stock may be redeemed, at the Issuer’s option, in whole or in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share) plus any declared and unpaid dividends, without regard to any undeclared dividends. Notwithstanding the foregoing, the Series F Preferred Stock may be redeemed at the Issuer’s option in whole, but not in part, at any time within 90 days after the occurrence of a “regulatory capital treatment event,” as described in the prospectus supplement, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share) plus any declared and unpaid dividends, without regard to any undeclared dividends. Neither the holders of Series F Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series F Preferred Stock. The Issuer’s redemption of the Series F Preferred Stock will cause the redemption of the corresponding depositary shares.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series F Preferred Stock is subject to prior approval of the Federal Reserve, and the Issuer must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity Tier 1 capital or additional Tier 1 capital, or demonstrate to the Federal Reserve that following such redemption the Issuer will continue to hold capital commensurate with its risk.

I-2

Trade Date:	July 23, 2018

Settlement Date:	July 30, 2018 (T+5)

Public Offering Price:	$25.00 per depositary share

Underwriting Discount:	$12,040,417.50 (Reflects a discount of $0.25 per depositary share on 2,506,200 depositary shares sold to institutional investors, and a discount of $0.7875 per depositary share on 14,493,800 depositary shares sold to retail investors.)

Net Proceeds (before expenses) to Issuer:	$412,959,582.50

Use of Proceeds:	General corporate purposes

Joint Book-Running Managers:

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Co-Managers:	Credit Suisse Securities (USA) LLC RBC Capital Markets, LLC

Depositary:	Computershare Trust Company, N.A. and Computershare Inc., jointly.

Listing:

Application will be made to list the depositary shares on the New York Stock

Exchange (the “NYSE”) under the symbol “KEY PrJ.” If the application is approved, trading of the depositary shares is expected to commence on the

NYSE within a 30-day period after the original issuance date of the depositary shares.

CUSIP/ISIN:	493267 876 / US4932678760

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The depositary shares are equity securities and not bank deposits, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Pursuant to rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the depositary shares on the date of pricing or the next two succeeding business days, because the depositary shares will initially settle in T+5, you will be required to specify an alternative settlement cycle at the time of your trade to prevent a failed settlement.

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KeyBanc Capital Markets Inc., is an affiliate of KeyCorp and a member of FINRA and is participating in the distribution of the depositary shares. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with FINRA Rule 5121, no FINRA member firm that has a conflict of interest under FINRA Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer.

This communication is intended for the sole use of the person to whom it is provided by us. The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-866-471-2526, J.P. Morgan Securities LLC at 1-212-834-4533, KeyBanc Capital Markets Inc. at 1-866-227-6479, UBS Securities LLC at 1-888-827-7275, Wells Fargo Securities, LLC at 1-800-645-3751, Credit Suisse Securities (USA) LLC at 1-800-221-1037, or RBC Capital Markets, LLC at 1-866-375-6829.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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